EXHIBIT 3

POWER OF ATTORNEY

Power of Attorney, dated as of February 2, 2007 for Waddell & Reed Financial Services, Inc. filed as Exhibit 3 to the Waddell & Reed Financial, Inc. 13G filed for Bill Barrett Corporation on February 1, 2008, Accession Number 0001104659-08-006589, and incorporated herein by reference.

Power of Attorney, dated as of February 2, 2007 for Waddell & Reed, Inc. filed as Exhibit 3 to the Waddell & Reed Financial, Inc. 13G filed for Bill Barrett Corporation on February 1, 2008, Accession Number 0001104659-08-006589, and incorporated herein by reference.

Power of Attorney, dated as of February 2, 2007 for Waddell & Reed Investment Management Company filed as Exhibit 3 to the Waddell & Reed Financial, Inc. 13G filed for Bill Barrett Corporation on February 1, 2008, Accession Number 0001104659-08-006589, and incorporated herein by reference.

Power of Attorney, dated as of February 2, 2007 for Ivy Investment Management Company filed as Exhibit 3 to the Waddell & Reed Financial, Inc. 13G filed for Bill Barrett Corporation on February 1, 2008, Accession Number 0001104659-08-006589, and incorporated herein by reference.